335551916 v3 SPROUT SOCIAL, INC. INDUCEMENT GRANT OUTSIDE OF THE 2019 INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AGREEMENT Sprout Social, Inc., a Delaware corporation (the “Company”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”) as an inducement material to Participant entering into employment with a Participating Company in compliance with Nasdaq Listing Rule 5635(c)(4). Capitalized terms used but not defined in the Restricted Stock Unit Grant Notice (the “Grant Notice”) or the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) shall have the meanings given to such terms in the 2019 Incentive Award Plan, as amended from time to time (the “Plan”). The RSUs are granted outside of the Plan, but are subject to the terms and conditions of the Plan (as if the RSUs had been granted under the Plan) and as set forth in this Grant Notice, the Agreement and the special provisions for the Participant’s country of residence if such Participant resides or provides services outside the United States, if applicable, attached hereto as Exhibit B (the “Foreign Appendix”), each of which is incorporated herein by reference. The shares of Class A Common Stock (“Shares”) underlying the RSUs shall not reduce and shall have no impact on the number of Shares available for grant under the Plan. Participant: Grant Date: Vesting Start Date: Number of RSUs: Type of Shares Issuable: Class A Common Stock Vesting Schedule: Withholding Tax Acknowledgement: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that they shall be subject to, and consents to the application of, the Company’s sell to cover policy, which requires that, as a condition of the grant of the RSUs hereunder, the Participant (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax and social security withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement. By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Foreign Appendix, if applicable, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Foreign Appendix, if applicable, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Foreign Appendix, if applicable, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

335551916 v3 SPROUT SOCIAL, INC. PARTICIPANT By: By: Print Name: [NAME] Print Name: Title: [TITLE]

335551916 v3 EXHIBIT A TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE RESTRICTED STOCK UNIT AWARD AGREEMENT Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice as an inducement material to Participant entering into employment with a Participating Company in compliance with Nasdaq Listing Rule 5635(c)(4). ARTICLE I. GENERAL Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement, (a) “Cause” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business or which brings the Participant into widespread public disrepute; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s commission or conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company. For purposes of this Agreement, whether or not an event giving rise to “Cause” occurs will be determined by the Board in its sole discretion. (b) [“CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause or by Participant for Good Reason during the twelve (12) month period immediately following a Change in Control. (c) “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, the occurrence of any of the following without the Participant’s voluntary written consent: (i) a material breach by the Company of any material provision of this Agreement; (ii) the Company’s relocation of the Company office to which the Participant primarily reports (the “Office”) to a location that increases the distance from the Participant’s principal residence to the Office by more than fifty (50) miles; (iii) a material diminution in the Participant’s authority, duties or responsibilities, provided that any changes in the Participant’s title or to the Participant’s reporting relationship shall not constitute Good Reason hereunder; or (iv) any material reduction in the Participant’s annual base compensation (other than in connection with across-the-board base compensation reductions for all or substantially all similarly situated employees); provided, in each case, that the Participant first provided notice to the applicable Participating Company of the existence of the condition described above within fifteen (15) days of the initial existence of the

335551916 v3 condition, upon the notice of which such Participating Company shall have thirty (30) days during which it may remedy the condition, and provided further that the separation of service must occur within fifteen (15) days following the end of such 30-day cure period.] (d) “Participating Company” shall mean the Company or any of its parents or Subsidiaries. Section 1.2 Incorporation of Terms of Plan. The RSUs are granted, and the Shares underlying the RSUs are issued, outside of the Plan, but are subject to the terms and conditions set forth in the Plan (as if the RSUs had been granted, and the Shares underlying the RSUs had been issued, under the Plan) and as set forth in this Agreement and the Foreign Appendix, if applicable, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control. ARTICLE II. AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS Section 2.1 Award of RSUs and Dividend Equivalents (a) As an inducement material to Participant entering into employment with a Participating Company in compliance with Nasdaq Listing Rule 5635(c)(4), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, effective as of the grant date set forth in the Grant Notice (the “Grant Date”) and upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. (b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates. Section 2.2 Vesting of RSUs and Dividend Equivalents. (a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, including, without limitation, Section 2.2(d), the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests. (b) In the event Participant incurs a Termination of Service, except as may be

335551916 v3 otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents that are not so vested shall lapse and expire. (c) In the event Participant incurs a Termination of Service for Cause, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs and Dividend Equivalents shall lapse and expire. (d) [Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination.] Section 2.3 (a) Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event if Participant is subject to taxation in the United States, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii) (if applicable), and provided further that, if Participant is subject to taxation in the United States, no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A. (b) All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution. Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises. Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement: (a) As set forth in Section 10.2 of the Plan, the Company shall have the authority

335551916 v3 and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes and social security required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax and social security withholding obligations, the Participant hereby agrees that they are subject to the Company’s sell to cover policy, which requires that the Participant sell the portion of the Shares to be delivered under the RSUs necessary so as to satisfy the tax and social security withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary in connection with the sell to cover policy, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with the Company’s sell to cover policy, the Participant hereby acknowledges and agrees: (i) The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax and social security withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax and non-U.S. tax and social security (as applicable) withholding. (ii) The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above. (iii) The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes and social security that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above. (iv) The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. (v) The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section

335551916 v3 2.5(a). (vi) This Section 2.5(a) shall terminate not later than the date on which all tax and social security withholding obligations arising in connection with the vesting of the Award have been satisfied. (b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes and social security applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs. (c) Participant is ultimately liable and responsible for all taxes and social security owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax and social security withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax or social security withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax or social security liability. Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. ARTICLE III. OTHER PROVISIONS Section 3.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement. Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to

335551916 v3 Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require. Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan. Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity. Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement, and the Foreign Appendix, if applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement, and the Foreign Appendix, if applicable, shall be deemed amended to the extent necessary to conform to Applicable Law. Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant. Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

335551916 v3 Section 3.11 Not a Contract of Employment. Nothing in this Agreement, the Foreign Appendix, if applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control. Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Section 3.13 Section 409A. This provision applies if Participant is subject to taxation in the United States. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Section 3.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement. Section 3.15 Limitation on Participant’s Rights. The RSUs confer no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents. Section 3.16 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. Section 3.17 Special Provisions for Restricted Stock Units Granted to Participants Outside the United States. If the Participant performs services for the Company outside of the United States, this Agreement shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Appendix. (a) If the Participant relocates to one of the countries included in the Foreign Appendix during the life of this Agreement, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable foreign and local law or facilitate the administration of the Plan. (b) The Company reserves the right to impose other requirements on this Agreement, the RSUs and the Shares issued upon settlement of the RSUs, to the extent the Company determines it is

335551916 v3 necessary or advisable in order to comply with applicable foreign or local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. * * * * *

335551916 v3 EXHIBIT B TO RESTRICTED STOCK UNIT AWARD AGREEMENT SPECIAL PROVISIONS FOR RESTRICTED STOCK UNITS GRANTED TO PARTICIPANTS OUTSIDE THE U.S. This Exhibit B includes additional terms applicable to Participants who reside or provide services to a Participating Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Exhibit B is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable. This Foreign Appendix also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the Company’s understanding of the exchange control, securities and other laws in effect in the respective countries. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs are settled or Shares acquired under the Plan are sold. In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which they are currently working, the information contained herein may not be applicable to the Participant. GENERALLY APPLICABLE TERMS These terms shall apply to the extent their subject matter is not otherwise addressed in the country specific terms below. 1. AWARD NOT A SERVICE CONTRACT. By accepting the Award, the Participant acknowledges, understands and agrees that: 1.1 the Award is not an employment or service contract, and, if the Participant is an Employee of the Company or a Participating Company, nothing in the Award will be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as an Employee of the Company or a Participating Company, or of the Company or a Participating Company to continue the Participant’s employment. In addition, nothing in the Award will obligate the Company or a Participating Company, or their respective stockholders, boards of directors, officers or employees to continue any relationship that the Participant might have as a Director or Consultant for the Company or a Participating Company; 1.2 the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; 1.3 the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards (whether on the same or different terms) or benefits in lieu of awards, even if Awards have been granted in the past;

335551916 v3 1.4 the Award and any Shares acquired under the Plan on settlement of the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, vacation, redundancy, dismissal, end- of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; 1.5 the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty; 1.6 neither the Company nor any Participating Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares received; 1.7 notwithstanding anything to the contrary in the Plan, for the purposes of the Award, the Termination of Service will be considered to have occurred as of the date the Participant is no longer actively providing services to a Participating Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any), provided that, unless otherwise expressly provided in this Agreement or determined by the Company, the vesting of the Award will not continue during any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or where the Participant is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any (regardless, in each case, of whether or not the Participant is providing services to a Participating Company during such notice period, garden leave period, or similar period); and the Board shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and 1.8 no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or is otherwise providing services, or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against any Participating Company, waives the Participant’s ability, if any, to bring any such claim, and releases the Company and any other Participating Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 2. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action. 3. DATA PRIVACY. 3.1 If the Participant is located in a country other than the European Union, Switzerland and the United Kingdom, the Participant unambiguously acknowledges and provides its explicit consent to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this document by and among, as applicable, the Participant’s employer, the Company and the

335551916 v3 other Participating Companies for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company, the other Participating Companies and the Participant’s employer hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, canceled, purchased, settled, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (in particular in the US), and that the recipient country may have different data privacy laws which provide less protections of the Participant’s personal information than the Participant’s country. The Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). The Participant acknowledges that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Award. The Participant understands that Data will be held only for as long as such data is necessary to carry out the foregoing purpose. The Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, submit requested amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. 3.2 For the purposes of operating the Plan for Participants located in the European Union, Switzerland or the United Kingdom, the Company will collect and process information relating to the Participant in accordance with the privacy notice provided to Participants from time to time in force. 4. LANGUAGE. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 5. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from the Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country of residence. The applicable laws in the Participant’s country of residence may require that the Participant reports such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country of residence through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant is encouraged to consult with the Participant’s personal legal advisor for any details. 6. TRANSFERABILITY. Notwithstanding any provision of the Plan or the Agreement, the Award and the RSUs are not transferable other than to the Participant’s personal representative on his or her death.

335551916 v3 COUNTRY SPECIFIC TERMS ARTICLE I. AUSTRALIA The following provision shall be added as Section 1.3 of the Agreement: A copy of the Plan is attached to the Grant Notice. The following provision shall be added as Section 2.1(c) of the Agreement: (c) No acquisition price is payable by the Participant for the Company to grant the Participant the number of RSUs set forth in the Grant Notice. The following provision shall be added to Section 2.5 of the Agreement: (d) The parties acknowledge that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the RSUs (subject to the requirements of that Act). The Participant acknowledges and confirms that the Participant is required to declare and pay any income tax in relation to RSUs as required under Australian tax law and the Participant will do so on a timely basis. The following provision shall be added as Section 2.7 of the Agreement: Section 2.7 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that: (a) for labor law purposes, RSUs and Shares issued upon vesting thereof are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the grant of RSUs is outside the scope of the Participant’s employment contract, if any; (b) for labor law purposes, the grant of RSUs and the Shares issued upon vesting thereof are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, or any Participating Company; (c) RSUs and the Shares issued upon vesting thereof are not intended to replace any pension rights or compensation; (d) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Participating Company; (e) in consideration of the grant of RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or any Participating Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Participant’s

335551916 v3 employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and (f) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs; and (g) the Administrator has reserved the right to terminate the Plan. The following provisions shall be added as Sections 3.18 – 3.21 of the Agreement: Section 3.18 Securities Law Information. The offer of RSUs under the Plan is being made under Division 1A (Employee Share Schemes) of Part 7.12 of the Corporations Act 2001 (Cth). If the Participant acquires Shares pursuant to the RSUs and the Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on disclosure obligations prior to making any such offer. Section 3.19 Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers coming into or going out of Australia. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report. Section 3.20 Acknowledgement. A copy of the Plan that governs the RSUs is available from the Company at any time upon request by the Participant. The Plan, the Agreement, the Grant Notice, and the Foreign Appendix do not constitute financial advice. Any advice given by the Company or any of its associated bodies corporate, in relation to the RSUs, the Agreement, the Grant Notice, the Plan and the Foreign Appendix does not constitute financial advice and does not take into account the Participant’s objectives, financial situation and needs. In considering the RSUs and the Shares that the Participant will hold on vesting of the RSUs, the Participant should consider the risk factors that could affect the performance of the Company. The Participant should be aware that there are risks associated with any stock market investment. It is important to recognize that stock prices and dividends might fall or rise. Factors affecting the market price include domestic and international economic conditions and outlook, changes in government fiscal, monetary and regulatory policies, changes in interest rates and inflation rates, the announcement of new technologies and variations in general market conditions and/or market conditions that are specific to a particular industry. In addition, share prices of many companies are affected by factors that might be unrelated to the operating performance of the relevant company. Such factors might adversely affect the market price of the Shares in the Company. Further, there is no guarantee that the Company’s Shares will trade at a particular volume or that there will be an ongoing liquid market for the Shares, accordingly there is a risk that, should the market for the Shares become illiquid, the Participant will be unable to realize their investment. The Company recommends that Participant obtain their own financial product advice that considers the Participant’s objectives, financial situations, and needs, from a person who is licensed by the Australian Securities and Investments Commission to give such advice before deciding whether to acquire the RSUs. Section 3.21 Vesting and calculating values in Australian dollars. The RSUs vest in accordance with the terms of the Plan (which requires certain conditions to be met) and are subject to the vesting schedule

335551916 v3 outlined in the Agreement. The Participant will not be required to pay any amount for the Class A common stock that will be issued to the Participant upon vesting. The Participant can ascertain the market price of a share of Class A common stock in the Company in USD from time to time by visiting the NASDAQ website and completing a price search. To determine the par value or the market value of a share of Class A common stock in Australian Dollars (“AUD”), the Participant will need to apply the prevailing USD: AUD exchange rate. For example, if the exchange rate is 1 USD: 1.5 AUD, and one share of Class A common stock has a value of USD $1 on NASDAQ its equivalent value will be AUD $1.50. The Participant should contact their bank for the prevailing USD: AUD exchange rate or for an approximate exchange rate published by the Reserve Bank of Australia the Participant can follow this link: http://www.rba.gov.au/statistics/frequency/exchange- rates.html.

335551916 v3 ARTICLE II. IRELAND The last sentence shall be deleted from Section 3.2. No transfers to Permitted Transferees shall be allowed. The following provision shall replace Section 3.11 of the Agreement: Section 3.11 (a) Not a Contract of Employment. Nothing in this Agreement, the Foreign Appendix, if applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights that any Participating Company may have, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Participating Company and Participant and subject to Applicable Law. (b) No Entitlement to Compensation for Loss. The Participant will have no rights, claim or entitlement to compensation or damages as a result of any termination of employment for any reason whatsoever, whether or not in breach of contract or applicable law, insofar as these rights, claim or entitlement arise or may arise from the Participant ceasing to have rights under or being entitled to all or part of the RSUs Award as a result of such termination or loss or diminution in value of the RSUs or any of the Shares acquired at vesting as a result of such termination. The following provision shall be added as Section 3.18 of the Agreement: Section 3.18 Director Reporting Obligation. If the Participant is a director, shadow director or secretary of a parent or subsidiary in Ireland, and the Participant’s interests in the Shares exceeds 1% of the share capital of the Company, the Participant must notify the Irish parent or subsidiary in which they hold office in writing within five business days of receiving or disposing of an interest in the Company (being the grant of RSUs or the vesting of an award of Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the Participant’s spouse or children under the age of 18 (whose interests will be attributed to the Participant if the Participant is a director, shadow director or secretary). Section 10.9 of the Plan shall not apply in Ireland and instead the following provision shall apply: Data Privacy. A privacy notice is available from the employer in relation to data in connection with the operation of the Plan. ARTICLE III. PHILIPPINES The following provision shall replace Section 1.1(a) of the Agreement: (a) “Just Cause” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, any of the following: (i) the just causes for termination provided for under the labor laws of the Philippines, including its implementing rules; (ii) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (iii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iv)

335551916 v3 the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (v) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s

335551916 v3 reputation or business or which brings the Participant into widespread public disrepute; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s commission or conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company. For purposes of this Agreement, whether or not an event giving rise to “Just Cause” occurs will be determined by the Board in its sole discretion. All references to “Cause” shall be replaced with references to “Just Cause”. The following provision shall replace Section 2.5(a) of the Agreement: Section 2.5 Tax Withholding. (a) The Company or any other Participating Company, as applicable, have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. A Participating Company may withhold by the deduction of such amount from other compensation payable to Participant. Subject to any tax withholding obligation: (i) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs.; (ii) No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of the Shares; and (iii) the Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability. The following provision shall be added as Section 2.8 of the Agreement: Section 2.8 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that: (a) for labor law purposes, RSUs and Shares issued upon vesting thereof are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the grant of RSUs is outside the scope of the Participant’s employment contract, if any; (b) for labor law purposes, the grant of RSUs and the Shares issued upon vesting thereof are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Participating Company; (c) RSUs and the Shares issued upon vesting thereof are not intended to replace any pension rights or compensation; (d) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or

335551916 v3 continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Participating Company; (e) in consideration of the grant of RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or any Participating Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and (f) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs; and (g) the Administrator has reserved the right to terminate the Plan. The following provision shall be added as Section 3.18 of the Agreement: Section 3.18 Securities Law Notification. This offering is subject to an exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission under Section 10.2 of the Philippine Securities Regulation Code. THE SHARES SUBJECT TO THE RSUs BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS IN THE PHILIPPINES UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION. For further information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at sproutsocial.com. In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Company’s Corporate Secretary at Sprout Social, Inc., Attn: Corporate Secretary, 131 S. Dearborn St. Suite 700, Chicago, IL 60603. The Participant may sell or dispose of Shares acquired under the Plan, if any, through Morgan Stanley Smith Barney LLC (or any other broker designated by the Company or to which the Shares have been transferred by Participant), provided that such sale takes place outside of the Philippines through the facilities of the stock exchange on which the Shares are listed (i.e., the Nasdaq Global Select Market).

335551916 v3 The following provision shall be added as Section 3.19 of the Agreement: Section 3.19 Data Protection. The Participant acknowledges and agrees that the Company and any Participating Company are permitted to hold and process personal (and sensitive personal) information and data about the Participant, held, used or disclosed in any medium, as part of their personnel and other business records, and may use such information in the course of its business. Further, the Company and any Participating Company may disclose such information to third parties, including where they are situated outside Philippines, in the event that such disclosure is in their view required for the proper conduct of their business. The Participant gives his/her full consent and authority for the collection, processing, retention and/or sharing of his/her personal and sensitive personal information and further accept that they be transferred and/or processed outside the Philippines. The Participant waives all rights to privacy of information or confidentiality that may exist by law, implementing regulations or by contract. The following provision shall be added as Section 3.20 of the Agreement: Section 3.20 Access to Information. Employees in the Philippines who are granted RSUs and issued Shares pursuant to the Plan certify that: (i) they have been furnished with all relevant information and materials on the issuer’s operations and financial condition; (ii) they have read and understood all such information and materials; and (iii) such information and materials were sufficient and have enabled them to make an informed decision to accept the RSUs offered. The following provision shall be added as Section 3.21 of the Agreement: Section 3.21 Labor Law Disclaimer. Please note that the offering is provided to the Participant by Sprout Social, Inc. and not by the Participant’s local employer. The decision to include a beneficiary in this or any future offering is taken by Sprout Social, Inc. in its sole discretion. The offering does not form part of the Participant’s employment agreement and does not amend or supplement such agreement. Participation in the offering does not entitle the Participant to future benefits or payments of a similar nature or value, and does not entitle the Participant to any compensation in the event that the Participant loses their rights under the Offering as a result of the termination of the Participant’s employment. Benefits or payments that the Participant may receive or be eligible for under the offering will not be taken into consideration in determining the amount of any future benefits, payments or other entitlements that may be due to the Participant (including in cases of termination of employment). ARTICLE IV. SINGAPORE The following provisions shall be added as Section 3.18 through 3.22 of the Agreement: Section 3.18 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that: (a) for labor law purposes, RSUs and Shares issued upon vesting thereof are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the grant of RSUs is outside the scope of the Participant’s employment contract, if any; (b) for labor law purposes, the grant of RSUs and the Shares issued upon vesting thereof are not part of normal or expected wages or salary for any purposes, including, but not limited to,

335551916 v3 calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the employer, its parent, or any Participating Company; (c) RSUs and the Shares issued upon vesting thereof are not intended to replace any pension rights or compensation; (d) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Participating Company; (e) in consideration of the grant of RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or Participating Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and (f) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs; and (g) the Administrator has reserved the right to terminate the Plan. Section 3.19 Director or CEO Notification Obligation. If Participant is a director (including an associate director or shadow director) or chief executive officer of a Singapore Participating Company, Participant is subject to certain notification requirements under the Companies Act (Cap. 50 of Singapore). Among these requirements is an obligation to notify the relevant Singapore Participating Company in writing when Participant receives or acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company or a Participating Company (e.g., the RSUs, the Shares or any other Award). In addition, Participant must notify the relevant Singapore Participating Company when Participant sells or otherwise disposes of Shares or shares of any Participating Company or such other abovementioned interest in any Participating Company (including when Participant sells or otherwise disposes of Shares issued upon vesting and settlement of the RSUs or any other Award). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Participating Company. In addition, a notification of Participant’s interests in the

335551916 v3 Company or any Participating Company must be made within two business days of Participant becoming a director or chief executive officer (as applicable). (a) A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director. (b) A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who: (i) is in direct employment of, or acting for or by arrangement with, the company; and (ii) is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be. (c) A “business day” means any day other than a Saturday, Sunday or public holiday in Singapore. Section 3.20 Securities Law Information. The award of the RSUs or any other Award and the issuance and delivery of the Shares pursuant to the Plan is being made in reliance of section 273(1)(i) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”) for which it is exempt from the prospectus registration requirements under the SFA. Section 3.21 Insider Trading. The Participant should be aware of the Singapore insider trading regulations, which may impact the Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under Division 3 of Part XII of the SFA, a Participant is prohibited from subscribing for, acquiring or selling Shares or rights to Shares (e.g. RSUs or other Awards) when (a) the Participant possess information that is not generally available but, if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of the Shares, and (b) the Participant knows or ought reasonably to know that the information is not generally available and, if it were generally available, it might have a material effect on the price or value of those Shares. Section 3.22 Data Protection. The Participant acknowledges and agrees that the Company and any Participating Company are permitted to collect, hold and process personal (and sensitive) information and data about the Participant (“Data”), held, used or disclosed in any medium, as part of their personnel and other business records, and may use such Data in the course of its business. Further, the Company and any Participating Company may disclose such Data to third parties, whether they are situated within or outside Singapore, in the event that such disclosure is in their view required for the proper conduct of their business. The Participant hereby consents to the collection, use and disclosure of his Data as

335551916 v3 described in this Section 3.22. The Participant also hereby consents to the disclosure of his Data to the Company, any Participating Company and/or any third parties (whether situated within or outside Singapore), and to the collection, use and further disclosure by such parties, as described in this Section 3.22. ARTICLE V. CANADA The following provision shall be added as Section 2.2(d) of the Agreement: Section 2.2(d) Notwithstanding anything stated in the Grant Notice, Agreement, and Plan, the RSUs awarded to Participants residing in Canada, or providing services to a Participating Company in Canada, shall only vest and settle as Shares. The following provision shall be added as Section 2.7 of the Agreement: Section 2.7 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that, except as specifically required in order to comply with the minimum statutory requirements of applicable employment standards legislation: (a) for employment law purposes, RSUs and Shares issued upon vesting thereof are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the grant of RSUs is outside the scope of the Participant’s employment contract, if any; (b) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Participating Company; (c) in consideration of the grant of RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or any Participating Company (for any reason whatsoever) and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen,

335551916 v3 the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim at common law; and (d) in the event of termination of the Participant’s employment the Participant’s rights to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and shall not include any period of reasonable notice at common law; and (e) the Administrator has reserved the right to terminate the Plan. The following provision shall be added as Section 3.7(a) of the Agreement: Section 3.7(a) Participants residing in Canada, or providing services to a Participating Company in Canada, acknowledge that grants of RSUs are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Shares to be distributed thereunder under any applicable securities laws and that any Shares issued under the Plan or an award may contain required restrictive legends. In sections 2.5(a), 2.5(a)(iii), 2.5(a)(iv), and 2.5(b) where “federal, state, local and foreign” is referenced, such statements shall be amended to include “provincial”. For the purposes of Section 2.5: a) “Applicable Law” shall include without limitation, all applicable securities, corporate, tax and other laws, rules, regulations, instruments, notices, blanket orders, decision documents, statements, circulars, procedures and policies. b) “withholding taxes” shall include any and all taxes and other source deductions, including but not limited to contributions under the Canada Pension Plan, Quebec Pension Plan and premiums under the Employment Insurance Act, as applicable, or other amounts which the Participating Company is required by Applicable Law to withhold from any amounts paid or credited to a Participant under the Plan.

335551916 v3 ARTICE VI. POLAND The following provision shall replace Section 2.5 of the Agreement: Section 2.5. Taxes. In accepting this Agreement, the Participant acknowledges that: (a) the right to receive the RSUs granted under the Plan shall not constitute remuneration for any employment activity or other service provided by the Participant, nor shall any right to acquire RSUs be part of normal expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, redundancy, and of service payments, bonuses, long service awards, pension or retirement benefits or similar payments. (b) The grant of RSUs and Shares issued upon vesting thereof are not part of standard or expected wages or salary for any purposes, including tax withholding, reporting and social security contributions which apply to the wages or salary. (c) Each Participant is ultimately liable and responsible for all public liabilities (including tax and social security contributions and health insurance contributions), required due to the conclusion of this Agreement and shall indemnify the Company and hold the Company harmless against and from any and all liability for any such tax and social security contributions and health insurance contributions or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The following provision shall replace Section 3.11 of the Agreement: Section 3.11 Labor Law Disclaimer. Neither this Agreement, its applicable Appendices or the Plan shall confer upon such Participant any right to continue to serve as an employee or the service provider of any Participating Company or shall interfere with or restrict any way the rights that any Participating Company may have, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without the cause, except to the extent expressly provided otherwise in a written agreement between a Participating Company and the Participant and subject to Applicable Law. Neither this Agreement, its applicable Appendices or the Plan shall confer upon such Participant any right to continue any relationship that the Participant may have as a Director or Consultant for the Company or a Participating Company. The Participant hereby waives any potential claims or entitlement to compensation or damages that shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment or termination of services agreement concluded with the Company or Participating Company. The following provision shall be added as Section 3.18 of the Agreement: Section 3.18. Data Protection. All personal data contained in the Agreement shall be processed in accordance with the terms set out by applicable regulations pertaining to the processing of personal data, in particular Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, repealing Directive 95/46/EC (General Data

335551916 v3 Protection Regulation). Such data shall be processed by the Company in connection with the implementation of the Agreement The Participant may, on its written request: (a) gain access to its personal data, (b) request rectification of inaccurate personal data by indicating the data requiring rectification, (c) to request erasure of your persona data, (d) to lodge a complaint against the processing of his personal data with the national supervising body for data protection with regard to the use of these data by the Company